                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            THORN APPLE VALLEY, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                            THORN APPLE VALLEY, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 26, 1995

To the Shareholders:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Thorn Apple Valley, Inc. (the "Company") will be held at the Radisson Plaza Hotel, 1500 Town Center, Southfield, Michigan on Thursday, October 26, 1995 at 11:00 A.M., Eastern Daylight Time, to consider and act upon the following matters:

          (1) The election of seven directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified.

          (2) Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on September 15, 1995 will be entitled to vote at the meeting.

     Your attention is called to the attached proxy statement and accompanying proxy. You are requested to sign and return the proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote your own shares.

     A copy of the Annual Report of the Company for the fiscal year ended May 26, 1995 accompanies this Notice.

                                          By Order of the Board of Directors

                                          JERRY D. PECK
                                          Secretary

Southfield, Michigan
September 22, 1995

                            THORN APPLE VALLEY, INC.
                    26999 CENTRAL PARK BOULEVARD, SUITE 300
                           SOUTHFIELD, MICHIGAN 48076

                           -------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 26, 1995

GENERAL INFORMATION

     The Annual Meeting of Shareholders of Thorn Apple Valley, Inc. (the "Company") will be held at the Radisson Plaza Hotel, 1500 Town Center, Southfield, Michigan on Thursday, October 26, 1995, at 11:00 A.M., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement is September 22, 1995.

     It is important that your shares be represented at the meeting. If you do not intend to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. The shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. The expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by the Company's directors, officers and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it at any time before it is voted.

VOTING RIGHTS AND PRINCIPAL HOLDERS OF SECURITIES

     Only holders of record of shares of the Company's Common Stock, $0.10 par value per share ("Common Stock"), at the close of business on September 15, 1995, are entitled to notice of and to vote at the meeting and at any and all adjournments or postponements thereof, each share having one vote. On the record date, the Company had issued and outstanding 5,779,002 shares of Common Stock.

     As of September 15, 1995, Henry S Dorfman was the beneficial owner of 2,141,295 shares (37.1%) of the Company's Common Stock. Included in the shares beneficially owned by Henry S Dorfman are (a) 1,700,806 shares of the Company's Common Stock held by the Dorfman Family Limited Partnership, which shares Henry S Dorfman has the power to vote, and (b) 55,000 shares of the Company's Common Stock held by the Henry S Dorfman and Mala Dorfman Foundation, which Henry S Dorfman has the power to vote. Also included in the shares beneficially owned by Henry S Dorfman are 287,196 shares of the Company's Common Stock that are subject to a Shareholder Agreement, dated as of August 1, 1988 (the "Shareholder Agreement"), pursuant to which Henry S Dorfman has the sole power to vote such shares; such shares are owned by Joel Dorfman, Henry S Dorfman's son. See pages 2-3 for additional information.

     As of September 15, 1995, Joel Dorfman was the beneficial owner of 498,896 shares (8.6%) of the Company's Common Stock, which includes 287,196 shares which Henry S Dorfman has the power to vote (see pages 2-3 for additional information). As of September 15, 1995, Henry S Dorfman, together with members of his family, directly or indirectly beneficially owned 2,352,995 shares (40.7%) of the Company's outstanding Common Stock. The address of Henry S Dorfman and Joel Dorfman is 26999 Central Park Boulevard, Suite 300, Southfield, Michigan 48076.

     Management does not know of any other person who beneficially owned, as of September 15, 1995, more than 5% of the Company's Common Stock.

                            I. ELECTION OF DIRECTORS

     The Board of Directors proposes that the seven persons named below as nominees be elected as directors of the Company to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified:

                        John C. Canepa         Louis Glazier
                        Henry S Dorfman        Moniek Milberger
                        Joel Dorfman           Seymour Roberts
                        Burton D. Farbman

     The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of these nominees. In case any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders.

     Each of the foregoing nominees was elected to his present term at the 1994 Annual Meeting of Shareholders. The following table sets forth the name, age, position with the Company, principal occupation, term of service and beneficial ownership of Common Stock with respect to each nominee to serve as a director. The information as to securities owned by each nominee has been furnished by such nominee. The following table also sets forth the name and beneficial ownership of Common Stock with respect to each executive officer of the Company named in the Summary Compensation Table below and all directors and executive officers of the Company as a group.

                                                                                          PERCENTAGE OF
                                                                        SHARES OF          OUTSTANDING
                                                                       COMMON STOCK        COMMON STOCK
                                                                      OF THE COMPANY      OF THE COMPANY
                                      POSITIONS AND OFFICES WITH       BENEFICIALLY        BENEFICIALLY
    NAME AND YEAR FIRST                         COMPANY                OWNED AS OF         OWNED AS OF
     BECAME A DIRECTOR       AGE    AND OTHER PRINCIPAL OCCUPATIONS SEPTEMBER 15, 1995  SEPTEMBER 15, 1995
- ---------------------------- ---   ---------------------------------------------------  ------------------
                                   -- NOMINEES FOR ELECTION AS DIRECTORS --
Henry S Dorfman (1959)...... 73    Chairman of the Board............      2,141,295(1)         37.1%

Joel Dorfman (1978)......... 44    President and Chief Executive
                                   Officer of the Company...........        498,896(2)          8.6%

Moniek Milberger (1959)..... 65    Certified Public Accountant and
                                   Consultant to the Company,
                                   Southfield, Michigan.............            650                *

John C. Canepa (1983)....... 65    Chairman of the Board of Old Kent
                                   Financial Corporation, Grand
                                   Rapids, Michigan.................              0               0%

Louis Glazier (1988)........ 46    Executive Vice President Finance
                                   and Administration of the
                                   Company..........................         47,311(3)             *

Burton D. Farbman (1988).... 52    President of The Farbman Group,
                                   Southfield, Michigan.............            375                *

Seymour Roberts (1992)...... 61    Senior Vice President, Senior
                                   Partner, N.W. Ayer & Partners,
                                   Detroit, Michigan................            300                *

                                                                                          PERCENTAGE OF
                                                                        SHARES OF          OUTSTANDING
                                                                       COMMON STOCK        COMMON STOCK
                                                                      OF THE COMPANY      OF THE COMPANY
                                                                       BENEFICIALLY        BENEFICIALLY
                                                                       OWNED AS OF         OWNED AS OF
            NAME                                                    SEPTEMBER 15, 1995  SEPTEMBER 15, 1995
- ----------------------------                                        ------------------  ------------------
- -- OTHER EXECUTIVE OFFICERS --
Keith Jahnke........................................................         35,000(4)          *
Edward Boan.........................................................         27,500(5)          *
All directors and executive officers as a group (9 persons).........      2,751,327(6)         47.6%

- -------------------------
 *  Less than 1.0%

(1) Henry S Dorfman owns outright and has the sole voting and investment power for 98,293 shares. Also included in the shares beneficially owned by Henry S Dorfman are (a) 1,700,806 shares held by the Dorfman Family Limited Partnership, which Henry S Dorfman has the power to vote, (b) 55,000 shares held by the Henry S Dorfman and Mala Dorfman Foundation, which shares Henry S Dorfman has the power to vote, and (c) 287,196 shares owned by his son, Joel Dorfman, which shares are subject to the Shareholder Agreement, pursuant to which Henry S Dorfman has the sole power to vote such shares. Such 287,196 shares are also included in the shares indicated as shares beneficially owned by Joel Dorfman.

(2) Joel Dorfman, the son of Henry S Dorfman, owns 287,196 shares, all of which are subject to the Shareholder Agreement and which Henry S Dorfman has the power to vote. In addition, within 60 days of September 15, 1995, Joel Dorfman has the right to acquire 211,250 shares pursuant to the Company's 1982 Stock Option Plan and the Company's 1990 Employee Stock Option Plan (collectively referred to as the "Company's Stock Option Plans"). Also included in the number listed in the table above are 450 shares held in custodial accounts for the benefit of Joel Dorfman's sons.

(3) Louis Glazier owns outright and has the sole voting and investment power for 11,724 shares. In addition, within 60 days of September 15, 1995, Mr. Glazier has the right to acquire 35,000 shares pursuant to the Company's Stock Option Plans. Also included in the number listed in the table above are 307 shares owned by one of Mr. Glazier's daughters.

(4) Within 60 days of September 15, 1995, Keith Jahnke has the right to acquire 35,000 shares pursuant to the Company's Stock Option Plans.

(5) Within 60 days of September 15, 1995, Edward Boan has the right to acquire 27,500 shares pursuant to the Company's Stock Option Plans.

(6) Total includes 308,750 shares which such persons have the right to acquire within 60 days of September 15, 1995 pursuant to the Company's Stock Option Plans.

OTHER INFORMATION RELATING TO NOMINEES

     The following is a brief account of the business experience during the past five years of each nominee for election as a director of the Company:

     Henry S Dorfman has served as Chairman of the Board of Directors since 1959. Mr. Dorfman also served as Chief Executive Officer of the Company from 1959 to July, 1995. Mr. Dorfman was a founder of the Company and, by virtue of his relationship to the Company and stockholding interest, might be deemed to be in "control" of the Company within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934.

     Joel Dorfman has served as President of the Company since March, 1985 and Chief Executive Officer of the Company since July, 1995. By virtue of his relationship to the Company, Mr. Dorfman might be deemed to be in "control" of the Company within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934.

     Moniek Milberger has been a Certified Public Accountant in private practice since 1960 and serves as a consultant to the Company.

     John C. Canepa has been Chairman of the Board of Old Kent Financial Corporation since March, 1995. Mr. Canepa also served as President and Chief Executive Officer of Old Kent Financial Corporation and Old Kent Bank and Trust Company, Grand Rapids, Michigan, from 1970 to 1995. Mr. Canepa is also a director of Old Kent Financial Corporation and Old Kent Bank and Trust Company.

     Louis Glazier has been Executive Vice President Finance and Administration of the Company since July, 1988.

     Burton D. Farbman has been President of The Farbman Group, a real estate development and management company, since 1987, and prior to that was President of the Farbman Group in 1977.

     Seymour Roberts has been a Senior Vice President and Senior Partner of N.W. Ayer & Partners, an advertising agency, since February, 1992. From 1973 to 1991, Mr. Roberts served as Executive Vice President and General Manager of W.B. Doner & Company, an advertising agency.

     During the fiscal year ended May 26, 1995 ("fiscal 1995"), the Board of Directors held five meetings. Each of the incumbent directors listed above attended at least 75% of the Board of Directors and committee meetings held during the period in which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Executive Committee. The members of the Executive Committee are Henry S Dorfman, Joel Dorfman and John C. Canepa. The Executive Committee meets on call as required between meetings of the Board of Directors and has authority to take any action which is not specifically prohibited by the Michigan Business Corporation Act. During fiscal 1995, the Executive Committee took action by unanimous consent on one occasion.

     The Company has a standing Stock Option Committee. The members of the Stock Option Committee are Henry S Dorfman, Moniek Mikelberg and Burton D. Farbman. The duties of the Stock Option Committee include the administration and the granting of stock options under the Company's stock option plans. During fiscal 1995, the Stock Option Committee held one meeting.

     The Company has a standing Nominating Committee. The members of the Nominating Committee are Joel Dorfman, Burton D. Farbman and John C. Canepa. The Nominating Committee considers the performance of incumbent directors and recommends to the shareholders nominees for election as directors. The Nominating Committee will consider nominees for directors recommended by shareholders. Such recommendations for the 1996 Annual Meeting of Shareholders should be submitted to the Chairman of the Board at 26999 Central Park Boulevard, Suite 300, Southfield, Michigan 48076, no later than May 26, 1996.

     The Company has a standing Compensation Committee. The members of the Compensation Committee are Joel Dorfman, John C. Canepa, Burton D. Farbman, Moniek Milberger and Seymour Roberts. The duties of the Compensation Committee include recommending to the entire Board of Directors of the Company the compensation arrangements for senior management and directors of the Company and approving transactions between the Company, on the one hand, and officers, directors and shareholders of the Company, on the other hand. During fiscal 1995 the Compensation Committee held one meeting.

     The Company has a standing Audit Committee. The members of the Audit Committee are John C. Canepa, Burton D. Farbman, Moniek Milberger and Seymour Roberts. The duties of the Audit Committee include overseeing the relationship with the Company's independent accountants; nominating the Company's independent accountants for approval by the entire Board of Directors of the Corporation; reviewing with the independent accountants the scope, cost and results of the auditing engagement; reviewing and approving fees for audit and non-audit professional services provided by the independent accountants; reviewing reports submitted by the independent accountants; and reviewing the adequacy of the Company's system of internal accounting controls. During fiscal 1995, the Audit Committee held two meetings.

     The Company created an Executive Compensation Committee in the beginning of fiscal 1995. The members of the Executive Compensation Committee are Burton D. Farbman and Seymour Roberts. The duties of the Executive Compensation Committee include administering the cash bonus plan for participating executives ("Participants"); establishing performance criteria for granting the annual cash bonus; insuring Participants have met their stated performance goals and approving the annual cash bonus paid to such Participants.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of the fiscal years ended May 26, 1995, May 27, 1994, and May 28, 1993 concerning the compensation of Joel Dorfman, the executive officer of the Company who performs the functions of the chief executive officer, and each of the Company's other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                             ANNUAL COMPENSATION               COMPENSATION
                                      ----------------------------------          AWARD
                             FISCAL                         OTHER ANNUAL       ------------      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY    BONUS(1)   COMPENSATION         OPTIONS      COMPENSATION(2)
- ---------------------------  ------   --------   --------   ------------       ------------   ---------------
Joel Dorfman...............   1995    $650,000   $250,000    $   12,791(3)        40,000          $31,062(4)
  President and Chief         1994     650,000    400,000       114,139(3)(5)     40,000           31,666(4)
  Executive Officer           1993     600,000    510,000     1,040,400(3)(6)     37,500           29,248(4)
Henry S Dorfman............   1995     550,000    175,000        32,575(3)            --            7,231(4)
  Chairman of the Board       1994     550,000    400,000        43,983(3)            --            6,525(4)
                              1993     550,000    430,000        50,000(3)            --            4,103(4)
Louis Glazier..............   1995     175,000    137,500       198,366(3)(13)    10,000            1,961(4)
  Executive Vice              1994     175,000    270,000        14,759(3)        10,000            1,911(4)
  President Finance           1993     150,000    390,000            --            7,500            1,736(4)
  and Administration
Keith Jahnke...............   1995     175,000     75,000         2,145(3)        10,000              700
  Executive Vice President    1994     175,000    150,000       155,250(3)(7)     10,000              650
  Sales and Marketing         1993     150,000    160,000       354,167(3)(8)      7,500              600
Edward Boan................   1995     175,000     75,000        93,850(3)(11)    10,000              700
  Executive Vice President    1994     175,000    150,000         1,975(3)        10,000              650
  Pork and Human Resources    1993     150,000    160,000       138,683(3)(12)     7,500              600

- -------------------------
 (1) Each bonus accrued in the fiscal year indicated and was paid in the following fiscal year.

 (2) Except as noted, consists only of the Company's 401(k) contributions.

 (3) Includes amounts relating to use of company-owned automobiles and reimbursement of business, entertainment and other expenses.

 (4) Includes premiums paid by the Company for Joel Dorfman, Henry S Dorfman and Louis Glazier in connection with split dollar life insurance policies maintained by the Company on their lives in policy amounts (as of May 26, 1995) of $1,995,101, $178,000 and $100,000, respectively. Pursuant to this arrangement, the Company pays the annual premiums on such policies, each of which is owned by the spouse of the insured, and the Company has received a collateral assignment of the policies and will recover the premiums advanced, without interest, upon the death or termination of employment of each insured. The aggregate premiums paid (and to be recovered by the Company) for these policies on the lives of Joel Dorfman, Henry S Dorfman and Louis Glazier as of May 26, 1995 were $308,262, $200,773 and $11,194, respectively.

 (5) Includes gain on exercise of stock options of $67,915.

 (6) Includes gain on exercise of stock options of $950,400.

 (7) Includes gain on exercise of stock options of $153,125.

 (8) Includes gain on exercise of stock options of $354,167.

 (9) Includes gain on exercise of stock options of $87,917.

(10) Includes gain on exercise of stock options of $196,500.

(11) Includes gain on exercise of stock options of $91,875.

(12) Includes gain on exercise of stock options of $136,708.

(13) Includes gain on exercise of stock options of $196,500.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended May 26, 1995 to each of the executive officers of the Company named in the Summary Compensation Table above:



                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                       POTENTIAL REALIZED VALUE
                             ------------------------------------------------------    AT ASSUMED ANNUAL RATES
                                           PERCENTAGE OF                                    OF STOCK PRICE
                                           TOTAL OPTIONS                                APPRECIATION AT END OF
                                            GRANTED TO      PER SHARE                    TEN-YEAR OPTION TERM
                              OPTIONS      EMPLOYEES IN     EXERCISE     EXPIRATION    ------------------------
           NAME              GRANTED(1)     FISCAL YEAR       PRICE         DATE          5%            10%
- --------------------------   ----------    -------------    ---------    ----------    --------      ----------
Joel Dorfman..............     40,000          23.46         $ 26.00       10/19/04    $654,050      $1,657,600
Henry S Dorfman...........         --             --              --             --          --              --
Louis Glazier.............     10,000           5.87           26.00       10/19/04     163,500         414,000
Keith Jahnke..............     10,000           5.87           26.00       10/19/04     163,500         414,000
Edward Boan...............     10,000           5.87           26.00       10/19/04     163,500         414,000

- -------------------------
(1) Each Option granted in fiscal 1995 is exercisable immediately.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning each exercise of stock options during the fiscal year ended May 26, 1995 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of May 26, 1995:


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF          VALUE OF UNEXERCISED
                                                                        UNEXERCISED             IN-THE-MONEY
                                                                     OPTIONS AT FISCAL        OPTIONS AT FISCAL
                                    SHARES ACQUIRED     VALUE      YEAR-END EXERCISABLE/    YEAR-END EXERCISABLE/
              NAME                    ON EXERCISE      REALIZED        UNEXERCISABLE          UNEXERCISABLE(1)
- ---------------------------------   ---------------    --------    ---------------------    ---------------------
Joel Dorfman.....................           --               --          211,250/0               $ 944,841/0
Henry S Dorfman..................           --               --                0/0                       0/0
Louis Glazier....................        7,500          196,500           35,000/0                  13,750/0
Keith Jahnke.....................           --               --           35,000/0                  13,750/0
Edward Boan......................        7,500           91,875           27,500/0                   3,438/0

- -------------------------
(1) Based on the May 26, 1995 closing price on the NASDAQ National Market System of $18.375 per share.

COMPENSATION OF DIRECTORS

     Under the Company's standard arrangements, each director who is not an officer of the Company receives an annual director's fee in the amount of $5,000 and a fee of $500 for each meeting of the Board of Directors of the Company which they attend. In addition, during fiscal 1995, Mr. Milberger received $27,000 as compensation for consulting services rendered to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended May 26, 1995, Joel Dorfman served as a member of the Company's Compensation Committee. Joel Dorfman has been President of the Company since March, 1985 and Chief Executive Officer since July, 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     General. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries and bonuses. The Compensation Committee's current policy is not to provide significant pension or other retirement benefits for the Company's employees.

     Salaries. The Compensation Committee's policy is to provide salaries that are generally similar to those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through discussions with candidates for such positions, Company research and the research of independent consultants concerning the salaries paid by the Company's competitors.

     Bonuses. Messrs. Henry S Dorfman, Joel Dorfman, Glazier, Jahnke and Boan receive cash bonuses pursuant to the Company's Cash Bonus Plan, which was approved by the shareholders at the 1994 Annual Meeting, and which is administered by the Executive Compensation Committee. The Company's bonus program (the "Executive Bonus Program") permits other executive officers, and certain other participating employees, as selected by the Compensation Committee in its sole discretion, to earn annual cash bonus awards. The Compensation Committee's policy is to provide a major portion of each executive officer's total compensation in the form of such bonuses to provide them with incentives to achieve the Company's financial and operational goals and increase shareholder value. Bonuses are generally determined as a percentage of the Company's pre-tax income in excess of predetermined target levels which vary from year to year as established by the Compensation Committee at the beginning of each fiscal year. As a result, the compensation of the Company's executive officers is made dependant on the Company's overall performance. Such bonuses are also intended to identify and give priority to the Company's goals by tying compensation to the Company's business plans. In addition to the foregoing, for employees who are not covered by the Company's Cash Bonus Plan, the Compensation Committee takes into account the participant's position, salary level and individual contributions to the Company in determining a particular bonus award. Other participants in the Executive Bonus Program are selected from among those employees of the Company who the Compensation Committee believes have the capacity to contribute in a substantial way to the successful performance of the Company. Bonuses are paid following the end of the fiscal year for which the bonus is earned.

     Stock Options. Stock options are awarded by the Stock Option Committee of the Board of Directors. The Stock Option Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance of growth of the Company, to join the interests of participants with the interests of shareholders of the Company and to attract and retain qualified employees. The Stock Option Committee's policy has been to grant options with a term of ten-years to provide a long-term incentive and to fix the exercise price of the options at the fair market values of the underlying shares on the date of grant. As a result, such options will only have value if the price of the underlying shares increases.

     Fiscal 1995 Compensation Decisions Regarding Joel Dorfman. The Executive Compensation Committee approved a $250,000 bonus for Joel Dorfman for fiscal 1995. This bonus was calculated in accordance with the Company's Cash Bonus Plan. Joel Dorfman did not participate in the approval of his own compensation, but did participate in the discussion of the Company's performance for fiscal 1995 and the determination of bonuses for the other participants in the Executive Bonus Program.

                                          By the Compensation Committee

                                          JOEL DORFMAN
                                          JOHN C. CANEPA
                                          BARTON D. FARBMAN
                                          MONIEK MILBERGER
                                          SEYMOUR ROBERTS

PERFORMANCE GRAPH

     The following line graph compares for the fiscal years ended May 25, 1990, May 31, 1991, May 29, 1992, May 28, 1993, May 27, 1994, and May 26, 1995 (i) the
yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on the Company's Common Stock, with (ii) the cumulative total return of the NASDAQ Market Index, and with (iii) the cumulative total return on the common stock of the Media General Meat Packing Index (assuming dividend reinvestment and weighted based on market capitalization at the end of each year):

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
   AMONG THORN APPLE VALLEY, INC., NASDAQ MARKET INDEX AND MEAT PACKING INDEX
                                FISCAL YEAR END

      MEASUREMENT PERIOD          THORN APPLE    MEAT PACKING    NASDAQ MARKET
    (FISCAL YEAR COVERED)         VALLEY INC.        INDEX           INDEX
1990                                    100.00          100.00          100.00
1991                                    658.81          140.34           99.83
1992                                    588.86          124.69          106.28
1993                                    731.62          127.65          127.19
1994                                    926.43          150.22          139.48
1995                                    671.82          180.99          152.66

- -------------------------
* Total return assumes reinvestment of dividends.

TRANSACTIONS WITH MANAGEMENT

     John C. Canepa, a director of the Company, is Chairman of the Board of Old Kent Financial Corporation ("Old Kent"), Grand Rapids, Michigan. During fiscal 1995, the Company paid $221,544 as interest and fees on loans from Old Kent to the Company. The maximum outstanding borrowings by the Company from Old Kent during fiscal 1995 were $8,219,078. On May 26, 1995, $4,960,000 remained outstanding to Old Kent. The Company expects to continue to have transactions with Old Kent in the ordinary course of business, including loans and other services. In the opinion of management, the Company's commercial dealings with Old Kent are on terms as favorable as those available from other third-party banks.

     During fiscal 1995, the Company paid $226,453 in interest to Henry S Dorfman on funds borrowed from him. The maximum outstanding borrowings from Mr. Dorfman during the fiscal year were $3,659,608. During fiscal 1995 interest on such borrowings accrued at a floating rate per annum equal to approximately 1% below the prevailing prime lending rate. On May 26, 1995, borrowings of $1,415,241 remained outstanding from Mr. Dorfman.

     The Company currently leases approximately 10,500 square feet of office space at 18800 West Ten Mile Road, Southfield, Michigan on a month-to-month basis for a monthly rental of $14,550. The owner and lessor of this building is JEL Associates, in which Joel Dorfman and Louis Glazier own a controlling interest. During fiscal 1995, the Company paid JEL Associates rent of $174,600. In the opinion of management, the terms of this real estate lease were at least as favorable to the Company as terms generally available to the Company from independent parties at the time of such transactions.

     The Company uses a freezer warehouse facility owned by Freezer Services of Michigan, Inc., a corporation of which 75% of the stock is owned by Henry S Dorfman. During fiscal 1995, the Company paid $2,311,000 to Freezer Services of Michigan for storage charges, blast freezing and handling. Additionally, the Company paid Freezer Services of Michigan $882,000 for rent during fiscal 1995 under a three-year lease that expired in 1994. The Company is currently operating under a one-year lease extension that expires in January 1995. In the opinion of management, the terms of the Company's dealings with Freezer Services of Michigan were at least as favorable to the Company as generally available to the Company from independent parties at the time of the transactions.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended May 26, 1995 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction was filed late by Edward Boan. As of the date hereof, Mr. Boan has not failed to file a required report.

                               III. OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANT

     Coopers & Lybrand L.L.P. is the independent auditor for the Company and its subsidiaries and has reported on the consolidated financial statements included in the Annual Report of the Company which accompanies this proxy statement. The Company's independent auditor is appointed by the Board of Directors. The Board of Directors has reappointed Coopers & Lybrand L.L.P. as independent auditor for the fiscal year ending May 25, 1996.

     Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will have an opportunity to make a statement at the meeting if they desire to do so.

OTHER PROPOSALS

     Neither the Company nor its Board of Directors intends to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the Meeting by others. However, if any other matters properly come before such Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

     A shareholder proposal which is intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company at its principal executive office, 26999 Central Park Boulevard, Suite 300, Southfield, Michigan 48076, by May 25, 1996.

                                          By Order of the Board of Directors



                                          JERRY D. PECK
                                          Secretary

September 22, 1995

                            THORN APPLE VALLEY, INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THORN
                               APPLE VALLEY, INC.

         The undersigned hereby appoints Henry S Dorfman and Louis Glazier, and each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, $0.10 par value per share, of Thorn Apple Valley, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on October 26, 1995 and at any and all adjournments or postponements thereof:

                                                                                  / / WITHHOLD AUTHORITY
      1. ELECTION OF           / / FOR all nominees listed below                      to vote for all nominees listed
         7 DIRECTORS               (except as marked to the contrary below)           below.

         (Instruction: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

           / / Henry S Dorfman         / / John C. Canepa       / / Louis Glazier           / / Burton D. Farbman
           / / Seymour Roberts         / / Joel Dorfman         / / Moniek Milberger

         IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ABOVE. EXCEPT AS SPECIFIED TO THE CONTRARY ABOVE, THE UNDERSIGNED AUTHORIZES THE PROXIES TO EXERCISE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                  (Continued and to be Signed on Reverse Side)


       Proxy No.                                              No. of Shares


      Dated:_______________________, 1995  _________________________ , (L.S.)   ____________________________(L.S.)
                                           SIGNATURE                            SIGNATURE

     Please sign exactly as your name appears hereon. When signing as attorney, executor, personal representative, administrator or guardian, please give your full title as such. If shares are held in the name of more than one person, each person must sign the Proxy. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.